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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT AUDITORS - CURRENT

    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-86016 and 333-95149 and 33-32503) pertaining to the MPSI Systems Inc. 1988 Stock Option Plan, the MPSI Systems Inc. 1998 Stock Plan, and the MPSI Systems Inc. Matching Investment Plan of our report dated April 2, 2003, with respect to the consolidated financial statements and schedule of MPSI Systems Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002 and the three-month period ended December 31, 2001.





                                            TULLIUS TAYLOR SARTAIN & SARTAIN LLP



Tulsa, Oklahoma
April 15, 2003